UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2005

H&E EQUIPMENT SERVICES L.L.C.

(Exact name of registrant as specified in its charter)

Louisiana	333-99589 333-99587	72-1287046
(State or other jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816

(Address of principal executive offices)    (Zip Code)

(225) 298-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

On April 11, 2005, H&E Equipment Services L.L.C. (the “Company”) issued a press release announcing that it and H&E Finance Corp. have commenced a solicitation to seek consents to certain amendments (the “Proposed Amendments”) to (i) the indenture governing their 11-1/8% senior secured notes due 2012 (the “11-1/8% Notes Indenture”), and (ii) the indenture governing their 12-1/2% senior subordinated notes due 2013 (the “12-1/2% Notes Indenture” and, together with the 11-1/8% Notes Indenture, the “Indentures”). The Proposed Amendments would increase the amount of indebtedness that the Company may incur under its senior revolving credit facility, and would extend the time by which the Company is required to file its 2004 Annual Report on Form 10-K and to comply with related 2004 information reporting requirements under the Indentures. The Company is seeking also a waiver of certain defaults under the Indentures related to its inability to file its 2004 Annual Report on Form 10-K and to comply with such 2004 information reporting requirements.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Amendments Relating to the Incurrence of Indebtedness

The Indentures currently permit the Company to borrow up to $150 million under its senior revolving credit facility. The Company is seeking to increase to $275 million the amount which it can borrow under its senior revolving credit facility.  Additionally, at the request of the Company’s lenders under its senior revolving credit facility, the Company is seeking consents to the 11-1/8% Notes Indenture that provides for a corresponding increase in the amount of any debtor-in-possession financing that the Company could incur in an insolvency proceeding.

Amendments to Reporting Obligations

The Company has previously disclosed that it was unable to file on a timely basis its 2004 Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”), and that its inability to file on a timely basis its 2004 Annual Report on Form 10-K made it unable to comply with certain reporting requirements under the Indentures relating to its 2004 financial information. As a result of the foregoing, upon 60 days notice and the failure of the Company to cure the foregoing defaults, the trustee or the holders of not less than 25% of the principal amount of the outstanding Notes have the right to accelerate the maturity of the Notes.

The Proposed Amendments will, among other things, give the Company until September 30, 2005 to file its 2004 Annual Report on Form 10-K and comply with its information reporting requirements under the Indentures, and the holders of the Notes will be asked to waive the existing defaults related to the Company’s failure to file on a timely basis its 2004 Annual Report on Form 10-K and comply with its information reporting obligations.

Item 9.01               Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description

99.1	H&E Equipment Services L.L.C. Press Release, dated April 11, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

H&E EQUIPMENT SERVICES, L.L.C.

Date: April 11, 2005	By:	/s/ LESLIE S. MAGEE
By: Leslie S. Magee
Title: Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	H&E Equipment Services L.L.C. Press Release, dated April 11, 2005.